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Vystar® Corporation



August 2010

Corporate Presentation

Listed: VYST.OB

Forward Looking Statements

Forward-looking Statements: Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Vystar's filings with the Securities and Exchange Commission.

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Management Team

Extensive sales, marketing and advertising management experience B2B and B2C

Successful IPO and secondary offering experience

Broad regulatory and financial expertise

Organizational Depth

William R. Doyle, President/CEO

Jack W. Callicutt, CPA, Chief Financial Officer

Sandra G. Parker, Executive Vice President, Business Development and Marketing

Matthew P. Clark, Vice President, Technical Sales

Dawn E. Ely, JD, General Counsel and Chief Legal Officer

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Board of Directors

Broad experience in capital markets

Extensive experience in OTC trading

Community bank start-up expertise

Entrepreneurial success

Proven leadership across diverse markets and industries

William R. Doyle, President/CEO, Chairman of the Board

Directors:

J. Douglas Craft, CEO, Medicraft, Inc.

Joseph C. Allegra, M.D., Founder/Owner, Diamond II Investments, Oncology Molecular Imaging, Pediatric Urgent Care

Mitsy Y. Mangum, WMS, RPC, Vice President, Investments, MidSouth Capital

W. Dean Waters, Senior Vice President, Commerce Street Capital

Seth Goldberg, JD, Partner, Steptoe & Johnson (Advisor to Board)

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Who Is Vystar® Corporation?
Creator of Vytex® Natural Rubber Latex (NRL)

- Based near Atlanta; produces Vytex NRL using proprietary, multi-patented processes to remove antigenic proteins
- Corporate Vision: One day Vytex NRL will replace traditional natural rubber latex and synthetic substitutes in all applications
- FDA 510(k) clearance for condoms (Envy™) and exam gloves; only antigenic protein claim on market for condoms - less than 2µg/dm2 of antigenic protein
- "Made with Vytex NRL": An Ingredient Branding strategy using Vystar Professional Support (VPS)
- Significant market opportunity with $3.1 billion of liquid latex sold annually

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What is Latex?

Natural Rubber Latex



- Cultivated from the *Hevea brasiliensis*, or the "rubber" tree
- Milky sap (latex) from these trees is extracted by cutting a thin strip of bark
- Known for its elasticity, strength, and preferred over synthetic-based products
- $3.1 billion market for use in condoms, surgical gloves, mattresses, clothing

Synthetic Rubber Latex



- Artificially derived from petrochemical products; styrene and butadiene
- Technologically at a disadvantage compared to NRL (i.e. glove elasticity)
- Complaints of strong gasoline-like odor
- Used as a substitute for NRL, but lacks the preferred characteristics of NRL

Large Global Marketplace ($3B)


1.0%
13K
US
SE Asia
Europe
1.6%
21K
US
Mexico
Europe
4.2%
55K
US
Europe
SA
6.8%
88K
US
SE Asia
India
12.5%
162K
SE Asia
India
35.8%
465K
SE Asia
India
Europe
Gloves
Threads
Foams
Other Dip
Carpet
Adhesives
Balloons
Condoms
Shoes
Catheters
Other

Potential: 1.3 million metric tonnes annually (2010)

Source: International Rubber Study Group, 2006

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Centrifuged Latex "CENTEX" vs. Ribbed Smoked Sheets No. 3



Natural Rubber Latex
Hard Rubber
RSS1 was changed to RSS3 starting September 2006
U.S. CENTS PER TSC POUND - FOB U.S. TERMINAL
195
185
175
165
155
145
135
125
115
105
95
85
75
65
55
45
35
25
JAN MAR MAY JUL SEP NOV JAN MAR MAY JUL SEP NOV JAN MAR MAY JUL SEP NOV JAN MAR MAY JUL SEP NOV JAN MAR

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Vystar® Corporation Covers the Globe


Vytex Production
Malaysia/Thailand
Guatemala
Sales/Technical Coverage
Customers

VYSTAR CORPORATION

Vytex NRL Technology


FW
L
P
vytex
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Why Vytex® NRL?

Proven Raw Material	Latex Allergy Concerns	Global Environmental Awareness
40,000+ products made with natural rubber latex	3%* general population	Vytex: all natural, renewable resource
$3.1B global market	17% healthcare workers	Increased use petroleum-based synthetics
Superior performance over synthetics	10% condom users	Human carcinogenicity/ toxicity

*Source: American Latex Allergy Association

VYSTAR CORPORATION

vytex
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Marketing Strategy/Sales Focus

- Focus on 7 high volume, diverse consumer & institutional markets:
  - *Surgical gloves, exam gloves, condoms, adhesives, foams, balloons, and threads*
- Raw material supplier
- Bind manufacturers to Vytex® NRL brand with ingredient branding strategy:

"Made with Vytex® NRL"



vytex
en
vy
12 PREMIUM
LATEX CONDOMS
LUBRICATED
ULTRA THIN





vystar
CORPORATION

vytex

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Impact of Using Vytex NRL on Manufacturer's Costs

	Gloves	Adhesives	Foam	Balloons
Raw Material				
▪ NRL/Synthetic	↔	↔	↔	↔
▪ Vytex NRL	↑	↑	↑	↑
Additives				
▪ Compounding Chemicals	↓		↓	↓
▪ Pigmenting Chemicals				↓
▪ Other Raw Materials		↔		
Production				
▪ Dipping	↔			↓
▪ Foaming/Blowing			↔	
▪ Spraying		↓		
Production: Finishing Steps				
▪ Rinsing/leaching	↔		↔	↔
▪ Drying	↔		↔	↔
▪ Rinsing/leaching	↓		↓	↓
▪ Drying				
▪ Rinsing/leaching	↓		↓	↓
▪ Drying				
Packaging				
	↔	↔	↔	↔

↔ No impact on cost of this step as a result of using VytexNRL

↑ VytexNRL cost is higher than alternative ingredient

↓ Use of VytexNRL reduces cost of this step

VYSTAR CORPORATION

R&D and Manufacturing Plan

R & D
Technical
Regulatory
	- Ongoing Vytex NRL Performance Assessments
	    - No odor foam
	    - Improved tackiness in adhesives
	    - Improved cohesive bandages
	    - Better molecular meshing
	- Clinical Studies: Peer Reviewed and Published
	    - Emory IRB approved, MCG IRB in final approval process
	- Product Expansion (PV Grades, No Ammonia)

Production	- Reduced COGS - Increased Capacity - Expand Reach

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Vystar Estimated Financial Results

Based upon customers' completed, in process and anticipated production trials and our projected sales pipeline by customer, the below estimated results have been developed. These estimated results are dependent upon several variables including the completion of an equity or debt raise of at least $2 million in the second half of 2010.

	Second half 2010	2011
Metric tons of Vytex sold	1,800 – 2,100	8,600 – 9,200
Revenues	$1.8 - $2.3 million	$14 - $15 million
EBITDA	$(600) - $(650) thousand	$1 – $1.3 million

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Vystar Key Statistics

Ticker	VYST.OB
Market Cap	~$22 Million
Shares Outstanding	14,956,024
Warrants	2,187,059
Options	5,975,000
Fully Diluted Shares Outstanding	23,118,083
Cash	~$812,000
Debt	0

As of June 30, 2010

vytex

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Why Invest in Vystar?

Large Global Market	Address Allergenicity Concerns	Green Footprint	FDA 510(k) Clearances
40,000 products made with natural rubber latex $3.1B market Fully Commercialized	Virtually undetectable levels of antigenic protein Endorsed by American Latex Allergy Association	All natural, renewable resource Biodegradable No VOCs No known human carcinogens	Highly prized 510(k) clearance for lowest antigenic protein claim on market

vystar CORPORATION